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                                                                 Exhibit 11.1(b)

                   Renal Treatment Centers, Inc. and Subsidiaries
                  COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
                   for the quarter ended March 31, 1997 and 1996

                                                                                Three Months Ended
                                                                                  March 31, 1997
                                                                              1997              1996
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
Net income                                                                $ 6,019,397       $ 3,372,288
Add back interest on note,tax effected                                         34,122            67,665
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Net income available to common stockholders                               $ 6,053,519       $ 3,439,953
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Weighted average number of shares outstanding                              24,509,763        24,036,542

Weighted average number of maximum shares subject
   to exercise under outstanding stock options                              1,721,920         1,349,743

Weighted average shares assumed issued upon conversion of note                441,191           661,501
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                                                                           26,672,874        26,047,786
Less treasury shares assumed purchased with proceeds from
   assumed exercise of outstanding common stock options                       970,263          583, 641
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Weighted average number of common and common stock
   equivalents outstanding                                                 25,702,611        25,464,145
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Net income per common and common stock outstanding                        $      0.24       $      0.14
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